                        INDEPENDENT AUDITORS' CONSENT

     We consent to the use of our report dated June 11, 2001, accompanying the financial statement of the Morgan Stanley Select Equity Trust Select S&P Industrial Portfolio 2001-3 (Registration Statement No. 333-61518), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.


/s/ Grant Thornton LLP
----------------------
Grant Thornton LLP
Chicago, Illinois
June 11, 2001